Exhibit 10.54

English Translation

Beijing AmazGame Age Internet Technology Co., Ltd.

Beijing Gamease Age Digital Technology Co., Ltd.

Yaobin Wang

Tao Wang

And

Dewen Chen

LOAN ASSIGNMENT AND EQUITY INTEREST TRANSFER AGREEMENT

English Translation

CONTENTS

1.	Loan Assignment and Equity Interest Transfer	2
2.	Representations, Warrants and Undertakings	3
3.	Non-disclosure Obligation	3
4.	Notices	4
5.	Applicable Law and Dispute Resolution	5
6.	Others	5

English Translation

Loan Assignment and Equity Interest Transfer Agreement

This loan assignment and equity interest transfer agreement (this “Agreement”) is entered into as of June 23, 2010 by the following parties in Beijing, the People’s Republic of China (“PRC”).

Party A: Beijing AmazGame Age Internet Technology Co., Ltd., with the registered address of No. 1210, Building 3, No. 3 Xijing Road, Badachu High-Tech Zone, Shijingshan District, Beijing, and with Tao Wang as its legal representative;

Party B: Yaobin Wang, with the address of Room 102, Unit 2, Building 21 Block 2, Yu Tao Yuan, Xicheng District, Beijing and the ID number of 340104197111211531;

Party C: Dewen Chen, with the address of 24-5-401, Tian Long Yuan, Guan Dong Da Jie, Changping District and the ID number of 352101197504040811;

Party D: Beijing Gamease Age Digital Technology Co., Ltd., with the registered address of Floor 2, east wing of Jing Yan Restaurant, No.29 Shijingshan Road, Shijingshan District, Beijing, and with Tao Wang as its legal representative;

Party E: Tao Wang, with the address of Floor 2, east wing of Jing Yan Restaurant, No.29 Shijingshan Road, Shijingshan District, Beijing and the ID number of 3521017504300081.

WHEREAS

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC laws;

2.	Party D is a limited liability company duly incorporated and validly existing under the PRC laws;

3.	Party B, Party C and Party E are PRC citizens; and Party B is the shareholder of Party D holding 40% equity interest therein by contributing RMB 4,000,000 to Party D (“Party B’s Original Capital Contribution”);

4.	Party A and Party B entered into a loan agreement on August 20, 2008 (“Original Loan Agreement”), according to which Party A provided Party B with a interest-free loan of RMB 4,000,000 and Party B has received such loan and use it to repay the loan which is borrowed by Party B in order to subscribe Party B’s Original Capital Contribution for 40% equity interest in Party D;

5.	Party A and Party B entered in an Equity Interest Pledge Agreement and an Equity Interest Purchase Agreement on August 20, 2008 based on the aforesaid Original Loan Agreement and other relevant agreements entered into by Party A and Party D; and

English Translation

6.	Party B would like to transfer its 40% equity interest in Party D to Party C, and Party C would like to accept such equity interest transfer and be assigned such interest-free loan of RMB 4,000,000 borrowed by Party B from Party A and the related rights and obligations; and Party C agrees to accept the rights and obligations under the Original Loan Agreement, the Equity Interest Pledge Agreement and the Equity Interest Purchase Agreement as the shareholder of Party D.

NOW, THEREFORE, in order to clarify the parties’ rights and obligations, through friendly consultations, the parties hereby agree as follows:

1.	Loan Assignment and Equity Interest Transfer

1.1	Subject to the terms and conditions of this Agreement, Party B agrees to transfer 40% equity interest (“Transferred Equity Interest”) in party D held by it to Party C and Party C agrees to accept such Transferred Equity Interest; and Party A agrees such equity interest transfer.

1.2	Party A, Party B and Party C agrees that the purchase price of the Transferred Equity Interest shall be the Party B’s Original Capital Contribution responding to the Transferred Equity Interest, which is RMB 4,000,000.

1.3	All parties agree that, as the consideration of the Transferred Equity Interest, Party C will be assigned from Party B the loan of RMB 4,000,000 which was borrowed by Party B from Party A; and Party C agrees to enter into a loan agreement with Party A according to terms and conditions required by Party A in order to specify the rights and obligations regarding such loan.

1.4	According to clause 1.3 of the Agreement, Party A, Party B and Party C agrees that the purchase price of the Transferred Equity Interest under this Agreement shall be deemed as having been paid on the date of the Agreement, and Party C shall be free from any further payment to Party B additionally with respect to the Transferred Equity Interest.

1.5	Party A, Party B and Party C agree that on the date of this Agreement, Party C shall be the shareholder of Party D and be registered in the register of members of Party D which is annexed hereto as Annex 1.

1.6	Party E agrees to waive its preemptive right regarding the Transferred Equity Interest, and Party A and Party B agrees that on the date of this Agreement, the Original Loan Agreement, the Equity Interest Pledge Agreement and the Equity Interest Purchase Agreement between them will be terminated and Party B will be no longer the shareholder of Party D and then no longer to have the rights or undertake the obligations of a shareholder of Party D.

1.7	As of the date of this Agreement, Party C will be the shareholder of Party D and shall agree to enter into the Equity Interest Pledge Agreement and the Equity Interest Purchase Agreement with Party A according to Party A’s requirement and enter into a business operation agreement and a power of attorney with Party A, Party D and Party E according to Party A’s requirement.

English Translation

2.	Representations, Warranties and Undertakings

2.1	Party B hereby represents, warrants and undertakes that:

(1)	Party B is the only lawful holder of the Transferred Equity Interest and has the power and right to execute, deliver this Agreement and perform the obligations hereunder. This Agreement will legally and validly bind Party B and is enforceable according to its provisions;

(2)	Party B has not sold, transferred, pledged or otherwise disposed of its equity interests or other interests in Party D, or permitted setting up encumbrances thereon except the equity interest pledge and other third party rights setting up for the interest of Party A;

(3)	Party B has not violated any of its obligations of any of the Original Loan Agreement, the Equity Interest Pledge Agreement and the Equity Interest Purchase Agreement;

(4)	Party B agrees to pass a resolution at the shareholders’ meeting of Party D regarding the transfer of the Transferred Equity Interest; and

(5)	Party B agrees to assist Party C in the amendment of registration with relevant Industry and Commerce administrative authorities regarding the Transferred Equity Interest immediately after signing the Agreement.

2.2	Party C hereby represents, warrants and undertakes that:

(1)	Party C has the power and right to execute, deliver this Agreement and perform the obligations thereunder. This Agreement will legally and validly bind Party C and is enforceable according to its provisions;

(2)	Party C agrees to enter into a loan agreement with Party A according to terms and conditions agreed by Party A; and

(3)	Party C, as the shareholder of Party D, agrees to pledge all its equity interest in Party D to Party A and authorize Party A the option to purchase such equity interest; and Party C agrees to enter into the Equity Interest Pledge Agreement, the Equity Interest Purchase Agreement and a business operation agreement according to Party A’s requirement on the date of this Agreement.

English Translation

3.	Non-disclosure Obligation

All parties acknowledge and confirm that any verbal or written materials switched from each other in relation to the Agreement shall be confidential. Each party shall keep all such materials confidential and shall not disclose any information to any third party without prior obtaining other parties’ written consent, except in the following situations:

(a)	Information which the public is aware of or should be aware of, while only which is not disclosed by the information receipt to the public in liberty;

(b)	Information which the law or rules of security exchange requires disclosure; or

(c)	If any party is required to disclose such information to its legal or financial counsel regarding the transaction in the Agreement, such legal or financial counsel shall have the similar non-disclose obligation to this term. Any revelation from the working staff or engaged institution of any party shall be deemed as revelation from such party and it shall bear the default liability of the Agreement. This term will survive any invalidity, dissolution, termination or unenforceability of the Agreement regardless reasons.

4.	Notices

Notices or other communications required to be given by any party pursuant to the Agreement shall be in written and delivered personally or mail or facsimile to the following addresses of other party or other address as the sending party has been notified by other party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the seventh (7th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

Party A: Beijing AmazGame Age Internet Technology Co., Ltd.

Address: No. 1210, Building 3, No. 3 Xijing Road, Badachu High-Tech Zone, Shijingshan District, Beijing

Postal Code: 100043

Telephone: 62727777

Party B: Yaobin Wang

Address: East Yan Jing Dasha, No.29 Shijingshan Road, Shijingshan District, Beijing

Postal Code: 100043

Telephone: 62726661

English Translation

Party C: Dewen Chen

Address: East Yan Jing Dasha, No.29 Shijingshan Road, Shijingshan District, Beijing

Postal Code: 100043

Telephone: 68618228

Party D: Beijing Gamease Age Digital Technology Co., Ltd.

Address: Floor 2, East wing, Yan Jing Restaurant, No.29 Shijingshan Road, Shijingshan District, Beijing

Postal Code: 100041

Telephone: 62727777

Party E: Tao Wang

Address: East wing, Yan Jing Restaurant, No.29 Shijingshan Road, Shijingshan District, Beijing

Postal Code: 100043

Telephone: 68616494

5.	Applicable Law and Dispute Resolution

5.1	The execution, validity, performance and interpretation of the Agreement and the disputes resolution under the Agreement shall be governed by PRC laws

5.2	Any dispute arises from the execution of the Agreement or in relation to the Agreement shall be settled through friendly negotiation.

5.3	In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to Beijing Arbitration Commission in accordance with its then effective rules. The arbitration award shall be final and bind each party and each party shall perform the arbitration award accordingly. Each party shall have the rights and perform the obligations of the Agreement other than the dispute matter while any dispute is raised or in process of arbitration.

6.	Others

6.1	The heading of the Agreement are for the convenience of reference only and shall not be used to explain, interpret or otherwise affect the meaning of each provision of the Agreement.

6.2	Each party confirm that the Agreement constitutes the entire agreement and consent of the content of the Agreement upon effectiveness and replaces the entire verbal or/and written agreement and consent in relation to the content of the Agreement before the Agreement becoming effective.

6.3	The Agreement shall bind each party and their heirs, successors and permitted assignees, and is established only for the interest of the aforesaid.

6.4	Any delay of performing its rights under the Agreement shall not be deemed as a waiver of such right or affect its future performing of the rights.

English Translation

6.5	If any provision of this Agreement is judged by courts or arbitration institution which have jurisdiction as void, invalid or non-enforceable shall not affect or impair the validity and enforceability of other provisions. However, each party of the Agreement shall cease performing such void, invalid or non-enforceable provisions and shall amend such provisions to the extent that such matter and situation are valid and enforceable within the scope of nearing the original meaning of the provisions.

6.6	Any matters excluded in this Agreement shall be negotiated by the Parties. Any amendment and supplement of this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

6.7	This Agreement is executed with five (5) original copies; each party holds one (1) original copy and each original copy has the same legal effect.

IN WITNESS THEREFORE, the parties hereof have caused this Agreement to be executed by themselves or their legal representatives or their duly authorized representatives as of the date first written above.

English Translation

[Signing Page]

Party A: Beijing AmazGame Age Internet Technology Co., Ltd.

(seal)

Authorized Representative: /s/ Tao Wang

Name:

Position:

Party B: Yaobin Wang

Signature: /s/ Yaobin Wang

Party C: Dewen Chen

Signature: /s/ Dewen Chen

Party D: Beijing Gamease Age Digital Technology Co., Ltd.

(seal)

Authorized Representative: /s/ Tao Wang

Name:

Position:

Party E: Tao Wang

Signature: /s/ Tao Wang

English Translation

Annex 1

Beijing Gamease Age Digital Technology Co., Ltd.

Register of Members

June 23, 2010

Name of Shareholder	Capital Contribution Percentage of Equity Interest	Shareholder’s Information	Notes
Tao Wang	RMB 6,000,000 60%	Nationality: PRC ID Number: 3521017504300081 Address: East wing of Jing Yan Restaurant, No.29 Shijingshan Road, Shijingshan District, Beijing
Dewen Chen	RMB 4,000,000 40%	Nationality: PRC ID Number: 352101197504040811 Address: 24-5-401, Tian Long Yuan, Guan Dong Da Jie, Changping District